Exhibit (d)(M)

FIRST AMENDMENT TO
PROPERTY MANAGEMENT AND LEASING AGREEMENT

THIS FIRST AMENDMENT TO PROPERTY MANAGEMENT AND LEASING AGREEMENT (this “Amendment”), is made and entered into as of April 13, 2018, by and among AMERICAN REALTY CAPITAL NEW YORK CITY REIT, INC., a Maryland corporation (the “Company”), NEW YORK CITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “OP”), and NEW YORK CITY PROPERTIES, LLC, a Delaware limited liability company (the “Manager”).

WHEREAS the parties hereto entered into that certain Property Management and Leasing Agreement, dated of April 24, 2014 (the “Agreement”); and

WHEREAS, the parties wish to amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promise contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree to amend the Agreement as follows:

1.	Definition of “Properties”. The defined term “Properties” set forth in Section 1.13 of the Agreement is hereby deleted in its entirety and replaced as follows:

1.13.      “Properties” means all real estate properties owned by the Owner in the Territory and all tracts as yet unspecified but to be acquired by the Owner in the Territory containing income-producing Improvements or on which the Owner will develop or rehabilitate income-producing Improvements, other than those real estate properties owned by the Owner in the Territory that are expressly subject to a separate property management agreement with Manager.

2.	Miscellaneous. Except as expressly modified hereby the terms of the Agreement shall remain in full force and effect as written. Any capitalized term used in this Amendment and not otherwise defined herein, shall have the meaning ascribed to such term in the Agreement. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party. Signatures on this Amendment which are transmitted by electronically shall be valid for all purposes, however any party shall deliver an original signature of this Amendment to the other party upon request.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first set forth above.

AMERICAN REALTY CAPITAL NEW YORK CITY REIT, INC.

By:	/s/ Michael Anderson
	Name:	Michael Anderson
	Title:	Authorized Signatory

NEW YORK CITY OPERATING PARTNERSHIP, L.P.

By:	American Realty Capital New York City REIT, Inc., its General Partner

By:	/s/ Michael Anderson
	Name:	Michael Anderson
	Title:	Authorized Signatory

NEW YORK CITY PROPERTIES, LLC

By:	/s/ Michael Anderson
	Name:	Michael Anderson
	Title:	Authorized Signatory